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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) APRIL 29, 2003

ADOLPH COORS COMPANY
(Exact name of registrant as specified in its chapter)

Colorado (State or other jurisdiction of incorporation)	1-14829 (Commission File Number)	84-0178360 (IRS Employer Identification No.)
311 Tenth Street Golden, Colorado	80401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (303) 279-6565

Not applicable
(Former name or former address, if changed since last report)

PART II. OTHER INFORMATION

Item 7. Financial Statements and Exhibits.

Item 7(c). Exhibits

Exhibit 99.1	Press Release of Adolph Coors Company dated April 29, 2003, reporting Adolph Coors Company financial results of the first quarter of 2003.

Item 9. Regulation FD Disclosure

        The following information is furnished pursuant to Item 12, "Disclosure of Results of Operations and Financial Condition."

        On April 29, 2003, Adolph Coors Company issued the press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

        The information contained in this Current Report, which is intended to be furnished under Item 12, "Results of Operations and Financial Condition," is instead being furnished under Item 9, "Regulation FD Disclosure" pursuant to interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. As such, the information hereunder shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2003	ADOLPH COORS COMPANY (Registrant)
/s/ ANNITA M. MENOGAN (Annita M. Menogan, Secretary)

CONTACT:	News Media Aimee Valdez (303) 277-6472 Investor Relations Dave Dunnewald (303) 279-6565 Kevin Caulfield (303) 277-6894	FOR IMMEDIATE RELEASE 4/29/2003

COORS REPORTS LOWER FIRST QUARTER NET INCOME
ON HIGHER NET SALES

        GOLDEN, Colo.—Adolph Coors Company (NYSE—RKY) today announced lower net income and earnings per share for the first quarter of 2003 on higher consolidated net sales, compared to the same period a year ago.

        For the 13-week quarter ended March 30, 2003, the company's net sales increased 11.0 percent from the first quarter 2002. First quarter 2003 sales volume increased 6.3 percent compared to a year ago. Higher net sales and volume in the quarter were primarily attributable to an additional five weeks of results this year from the Coors Brewers Limited (CBL) business, which was purchased on Feb. 2, 2002.

        The company reported net income of $0.8 million, or $0.02 per share, for the 2003 first quarter, down from net income of $27.2 million in the first quarter of 2002.

        Peter H. Coors, company chairman, said, "Although consumer demand for our brands was encouraging on both sides of the Atlantic during the first quarter of 2003, our financial results for the quarter reflect challenges in several key areas of our business. Our main challenges were widely anticipated, including higher interest and pension expense, a seasonal loss for the first five weeks of the year in our U.K. business, and reduced profits related to lower Americas shipments to wholesalers in the first quarter. However, because of a major snowstorm in Colorado late in the quarter, the impact of lower shipments was significantly greater than anticipated. For our U.K. business, negative customer, channel and brand mix shifts impacted first quarter results more than expected. It is likely many of these challenges will abate as the year progresses. Nevertheless, our entire organization is focused on improving our profit performance."

        W. Leo Kiely III, president and chief executive officer, said, "The first quarter of this year was even tougher than we thought it would be. However, despite a challenging start to the year, we believe that the first quarter is not indicative of our potential for this year. U.S. sales to retail trends in the first quarter offer encouragement that our new U.S. sales and marketing initiatives are gaining traction, and our Coors Light business in Canada continues to perform well. Meanwhile, some of the challenges we faced are unlikely to recur in the balance of the year, including lower U.S. distributor inventories and their impact on costs, as well as higher interest expense. Other challenges are likely to diminish as the year progresses, such as global pension expense, which we expect to be up $6 million to $7 million again in the second quarter—but up only about $3 million per quarter in the second half of 2003. Also, cost initiatives throughout the company continue to improve productivity. We remain committed to leveraging the strength of our core brands in both the Americas and Europe, managing the mix shifts in both of these markets, further reducing our costs throughout the company, maximizing cash-generation to reduce debt, and continuing to build a stronger, more profitable business."

Americas Segment Results

        Americas segment net sales decreased 3.3 percent compared to the first quarter 2002. First quarter 2003 sales volume totaled 4,905,000 U.S. barrels, or 5,756,000 hectoliters (HLs), a 4.4 percent decrease from 2002. Americas distributor sales to retail increased about 0.8 percent, while U.S. domestic sales to retail increased approximately 1.4 percent, versus the first quarter of 2002. Pretax income in the segment declined 37.8 percent to $26.7 million.

Europe Segment Results

        Europe segment net sales increased 50.1 percent in the first quarter of 2003 because of the timing of the CBL acquisition in 2002 and favorable currency exchange rates compared to the first quarter of last year. First quarter 2003 sales volume of owned and licensed beverage brands totaled 2,013,000 U.S. barrels (2,362,000 HLs), up about 4 percent from pro forma volume a year ago. Europe segment pretax income of $0.7 million was down from reported pretax income of $13.1 million a year ago.

        Adolph Coors Company will conduct a conference call with financial analysts and investors at noon Eastern Time today to discuss the company's first quarter financial results. A live webcast of the conference call will be accessible via the company's website, www.coors.com, in the "Invest In Us" area of the site. An online replay of the conference call webcast will be available within two hours following the live webcast until 11:59 p.m. Eastern Time on May 29, 2003.

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(Summary of Operations Attached)

Forward-Looking Statements

        This press release includes "forward-looking statements" within the meaning of the federal securities laws, commonly identified by such terms as "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company's projections and expectations are disclosed in the Company's filings with the Securities and Exchange Commission. These factors include, among others, changes in consumer product preferences, price discounting by major competitors, and increases in costs. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions.

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PART II. OTHER INFORMATION
  Item 7. Financial Statements and Exhibits.
  Item 7(c). Exhibits
  Item 9. Regulation FD Disclosure
SIGNATURES
COORS REPORTS LOWER FIRST QUARTER NET INCOME ON HIGHER NET SALES